UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Trico Marine Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trico Marine Services, Inc.

2401 Fountainview, Suite 920

Houston, Texas 77057

April 29, 2005

Dear Stockholders:

We cordially invite you to attend the 2005 annual meeting of stockholders of Trico Marine Services, Inc. on Wednesday, June 15, 2005 at 1001 Fannin Street, 34th Floor, Houston, Texas, at 9:00 a.m., local time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly. This will save the Company the additional expenses associated with soliciting proxies, as well as ensure that your shares are represented.

Thank you for your cooperation and continued support.

Sincerely,

Joseph S. Compofelice Chairman of the Board and Interim Chief Executive Officer

Trico Marine Services, Inc.

2401 Fountainview, Suite 920

Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2005

To Our Stockholders:

We cordially invite you to attend the 2005 annual meeting of stockholders of Trico Marine Services, Inc. on Wednesday, June 15, 2005 at 1001 Fannin Street, 34th Floor, Houston, Texas, at 9:00 a.m., local time. At the annual meeting, stockholders will be asked to:

1.	Elect two directors to hold office until our 2008 annual meeting of stockholders and until their successors have been elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	Consider any other business properly brought before the annual meeting.

Our Board of Directors has fixed the close of business on April 29, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders will be available for examination at the annual meeting and at our corporate office for the ten days prior to the annual meeting.

By Order of the Board of Directors

Geoff A. Jones

Corporate Secretary

Houston, Texas

April 29, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Trico Marine Services, Inc.

2401 Fountainview, Suite 920

Houston, Texas 77057

April 29, 2005

PROXY STATEMENT

We are mailing this proxy statement and proxy card to you on or about May 12, 2005. Your proxy is solicited by the Board of Directors of Trico Marine Services, Inc. in connection with our annual meeting of stockholders to be held on June 15, 2005, at the time and place set forth in the accompanying notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 29, 2005, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders beginning May 12, 2005. The proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At the annual meeting, our stockholders will be asked to elect our directors, ratify the retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and consider any other matter that properly comes before the meeting.

Q:	WHEN AND WHERE WILL THE MEETING BE HELD?

A:	The meeting will be held on Wednesday, June 15, 2005, at 1001 Fannin Street, 34th Floor, Houston, Texas, at 9:00 a.m., local time.

Q:	WHO IS SOLICITING MY PROXY?

A:	Our Board of Directors is soliciting your vote for our 2005 annual meeting of stockholders. By completing and returning the proxy card or voting instruction card, you are authorizing the proxy holder to vote your shares at our annual meeting as you have instructed him on the card.

Q:	HOW MANY VOTES DO I HAVE?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

A:	As of the record date, we had 10,196,600 shares of common stock outstanding. Accordingly, a total of 10,196,600 votes, in the aggregate, can be cast by our stockholders.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:

Our Bylaws provide that a majority of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date,

5,098,301 shares constitute a majority of our outstanding stock entitled to vote at the meeting. Shares that are voted, broker non-votes, and shares for which voting authority is withheld are treated as being present at the annual meeting for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	If your shares are registered directly in your name with our transfer agent, then you are considered, with respect to those shares, the “stockholder of record.” The proxy statement and proxy card have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Q:	CAN MY SHARES BE VOTED IF I DON’T RETURN THE PROXY CARD AND DO NOT ATTEND THE MEETING IN PERSON?

A:	If you hold shares in street name and you do not provide voting instructions to your broker, bank or nominee your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such proposal. Brokers generally have discretionary authority to vote without instructions from beneficial owners on the election of directors and the ratification of an independent registered public accounting firm but do not have discretionary authority to vote on any proposed equity compensation plan.

If you do not vote the shares held in your name, your shares will not be voted.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A:	Our directors are elected by the affirmative vote of a majority of the shares of new common stock present in person or represented by proxy and entitled to vote at the annual meeting. The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2005 must be ratified by the affirmative vote of a majority of the shares of new common stock present in person or represented by proxy and entitled to vote at the annual meeting.

In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

Withheld votes, abstentions and broker non-votes will have no effect on the voting calculations for the election of directors. Abstentions and broker non-votes will count as a vote against the ratification of the appointment of our independent registered public accounting firm.

Q:	HOW DO I VOTE?

A:	You can vote either in person at the annual meeting or by proxy via the mail as more fully described on the enclosed proxy card.

Q:	CAN I REVOKE MY PROXY?

A:	Your proxy can be revoked or changed at any time before it is voted by sending in a new proxy card with a later date or a written notice of revocation to our Corporate Secretary, Trico Marine Services, Inc., 2401 Fountainview, Suite 920, Houston, Texas 77057. If you attend the annual meeting and vote in person, your previously submitted proxy will not be used.

Q:	WHAT IF I DON’T VOTE FOR A MATTER LISTED ON MY PROXY CARD?

A:	If you return the proxy card without indicating your vote for a director, your shares will be voted FOR each of the nominees listed on your card. If you return the proxy card without indicating your vote with respect to the ratification of the appointment of our independent registered public accounting firm, then your shares will be voted FOR the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm.

Q:	WHO PAYS FOR SOLICITING PROXIES?

A:	We bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy card for the annual meeting. Proxies may be solicited by mail, personal interview, telephone and other means of communication. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Q:	COULD OTHER MATTERS BE DECIDED AT THE MEETING?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	DO I NEED TO BRING ANY DOCUMENTATION TO ATTEND THE ANNUAL MEETING?

A:	If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares. If your shares are held in street name, you will need to bring a letter from your broker stating that you owned our stock on the record date or an account statement showing that you owned our stock on the record date.

Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2006 ANNUAL MEETING?

A:	If you want us to consider including a proposal in next year’s proxy statement and form of proxy, you must deliver it in writing to our Corporate Secretary at 2401 Fountainview, Suite 920, Houston, Texas 77057 by January 12, 2006. We will consider only proposals meeting the requirements of applicable SEC rules.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement and form of proxy, you must submit it in writing to our Corporate Secretary by April 12, 2006, in accordance with the specific procedural requirements in our Bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary. Failure to comply with our Bylaw procedures and deadlines may preclude the presentation of your proposal at the next annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

During 2004, our Board of Directors consisted of H.K. Acord, James C. Comis III, Edward C. Hutcheson, Jr., Ronald O. Palmer, Robert N. Sheehy, Jr., Thomas E. Fairley, Joseph S. Compofelice and J. Landis Martin. On March 15, 2005, pursuant to our plan of reorganization, four members of our board of directors were replaced with four new directors and three members remained as continuing directors of our company. As of March 15, 2005, our board of directors comprises the following directors: Richard A. Bachmann, Kenneth M. Burke, Joseph S. Compofelice, Thomas E. Fairley, Edward C. Hutcheson, Jr., Myles W. Scoggins and Per Staehr.

As previously announced, on March 31, 2005, Thomas E. Fairley, President and Chief Executive Officer and a member of our Board of Directors, terminated his employment with our company and resigned from the Board of Directors. In accordance with our Bylaws, vacancies occurring on our Board of Directors for reason other than an increase in the size of the Board of Directors or the removal of a director may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. Our Board of Directors has commenced a search for a new Chief Executive Officer and expects that the Board vacancy created by Mr. Fairley’s resignation will be filled when a new Chief Executive Officer is selected.

Our Board of Directors comprises three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. The terms of Messrs. Bachmann and Burke will expire at the June 15, 2005 annual meeting of stockholders, the terms of Mr. Compofelice and any director appointed to fill the vacancy created by Mr. Fairley’s resignation will expire at the 2006 annual meeting of stockholders, and the terms of Messrs. Hutcheson, Scoggins and Staehr will expire at the 2007 annual meeting of stockholders. Accordingly, proxies cannot be voted for more than two nominees.

Unless you withhold authority to vote for the election of directors, your proxy will be voted FOR the election of Messrs. Bachmann and Burke. Although we have no reason to believe that any of the nominees will be unwilling or unable to serve, if any nominee is not available for election, the Board may elect to reduce the size of the Board or name a substitute nominee for whom votes will be cast. Approval of the director nominees listed herein requires the affirmative vote of the holders of a majority of the votes cast for the election of directors.

THE NOMINATING AND GOVERNANCE COMMITTEE RECOMMENDS, AND YOUR BOARD OF DIRECTORS HAS NOMINATED, MESSRS. BACHMANN AND BURKE FOR RE-ELECTION.

The table below sets forth information about Messrs. Bachmann and Burke, the two nominees standing for re-election to our Board of Directors at the 2005 annual meeting. The table also includes information about our other directors who will stand for re-election at our 2006 and 2007 annual meetings:

Nominees	Age	Principal Occupation, Business Experience and Directorships	Director Since	Term Expiring
Richard A. Bachmann	60	Mr. Bachmann has served since 1998 as Chairman, President and Chief Executive Officer of Energy Partners Limited, an independent exploration and production company focused on the shallow to moderate depth waters of the Gulf of Mexico continental shelf. From 1995 to January 1997, he served as Director, President and Chief Operating Officer of The Louisiana Land and Exploration Company, an independent oil and gas exploration company.	2005	2008

Nominees	Age	Principal Occupation, Business Experience and Directorships	Director Since	Term Expiring
Kenneth M. Burke	56	Mr. Burke retired in 2004 after a 31 year career with Ernst & Young, where he was a Partner and was former National Energy Director and Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area.	2005	2008
Other Directors

Joseph S. Compofelice	55	Mr. Compofelice is our Chairman of the Board and Interim Chief Executive Officer. Mr. Compofelice has served as Managing Director of Catalina Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank since 2004. He is also a Director of Contango Oil and Gas Company. He was President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry) from October 2001 to October 2003. From 1998 through 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc. (a provider of hardware components to the office furniture, computer and other industries). From 1994 to 1998, he was Director and Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities.	2003	2006

Edward C. Hutcheson, Jr.	59	Private investor and consultant. Since February 2000, Mr. Hutcheson has been involved in private investment activities and has provided consulting services to private companies seeking capital. He is a Director of Crown Castle International Corp. (wireless communications). From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with Sanders Morris Harris Group (financial services company) and its predecessor private companies. From November 1994 to March 1997, he served as Chief Executive Officer or Chairman of the Board of Crown Castle International Corp., which he co-founded. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation (petroleum services), and was President and Chief Operating Officer from 1990 to 1993.	1994	2007

Other Directors	Age	Principal Occupation, Business Experience and Directorships	Director Since	Term Expiring

Myles W. Scoggins	57	Mr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp., where he held senior executive positions in the upstream oil and gas business. From 2001 to 2004 he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corp. Mr. Scoggins also serves as a director of Questar Corporation, a natural gas-focused energy company.	2005	2007

Per Staehr	61	Mr. Staehr has served since 2002 as Chairman of A2SEA A/S, the leading European offshore wind turbine installation company. From late 1997 to 2004, he served as Chairman and Chief Country Representative of Bombardier Transportation UK, a global leader in the rail equipment manufacturing and service industry. Prior to that time, Mr. Staehr held senior positions within the Danish A.P. Moller Group (shipping and offshore oil), including his service as President of Maersk Contractors, an international offshore drilling and contracting company.	2005	2007

Our current Board of Directors was selected by an Ad Hoc Committee of our former bondholders, representing approximately 80% of our then-outstanding bonds, and approved by the bankruptcy court in connection with our plan of reorganization. In connection with our plan of reorganization, our former bondholders exchanged their bonds for all of the new common stock in the reorganized company (before giving effect to the exercise of the warrants and awards granted under our long-term incentive plan). There is no other arrangement or understanding by which our directors were selected or nominated.

Board and Committee Meetings

During 2004, our Board of Directors consisted of H.K. Acord, James C. Comis III, Edward C. Hutcheson, Jr., Ronald O. Palmer, Robert N. Sheehy, Jr., Thomas E. Fairley, Joseph S. Compofelice and J. Landis Martin. The Board held 17 meetings in 2004. Each director attended at least 75% of the combined number of meetings of the Board of Directors and committees of which he was a member during 2004, with the exception of Mr. Comis who attended 71% of the meetings of the Board of Directors. In addition, Mr. Palmer resigned from our Board of Directors in April 2004. Mr. Palmer attended all of the meetings held prior to his resignation.

Director Independence

Although our common stock is not currently quoted or listed on a national securities exchange, our Board of Directors has reviewed the independence of our directors using the independence standards of the Nasdaq National Market (the “Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that the following members of the Board of Directors currently are independent within the meaning of the Nasdaq listing standards currently in effect: Mr. Scoggins, Mr. Burke, Mr. Hutcheson, Mr. Staehr and Mr. Bachmann.

In addition, the members of the Audit Committee of the Board of Directors also each qualify as “independent” under special standards established by the Securities and Exchange Commission, or SEC, for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Kenneth M. Burke is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Burke’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Burke any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Board Committees

Our Board of Directors has, as standing committees, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors has affirmatively determined that each member of each of our standing committees has no material relationship with us and is also “independent” within the meaning of Nasdaq listing standards and the requirements of the Securities and Exchange Commission. Members of the individual committees are named below:

Audit	Compensation	Nominating and Governance
Burke*	Hutcheson*	Scoggins*
Bachmann	Burke	Bachmann
Hutcheson	Scoggins	Staehr

* Chairman of the committee

Audit Committee

The Audit Committee assists the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. During 2004, the Audit Committee consisted of Messrs. Acord, Compofelice and Hutcheson, and held 14 meetings. Our current Audit Committee comprises Messrs. Burke, Bachmann and Hutcheson. Mr. Burke has been designated the “audit committee financial expert” as prescribed by the Securities and Exchange Commission. Each member of the Audit Committee is “independent” as defined by the Nasdaq listing standards. A copy of the Audit Committee charter is included as Appendix A to this proxy statement and is available on our website at www.tricomarine.com.

Compensation Committee

The Compensation Committee’s responsibility primarily is to approve the compensation arrangements for our Chief Executive Officer and other senior management, including establishment of salaries and bonuses and other compensation for executive officers of our company; to approve any compensation plans in which officers and directors of our company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; to develop and monitor our succession plan (together with the Nominating and Governance Committee) and to review significant issues that relate to changes in benefit plans. During 2004, the Compensation Committee consisted of Messrs. Compofelice, Martin and Sheehy, and held one meeting. Our current Compensation Committee comprises Messrs. Hutcheson, Burke and Scoggins. Each member of the Compensation Committee is “independent” as defined by the Nasdaq listing standards.

Nominating and Governance Committee

The Nominating and Governance Committee assists our Board of Directors in identifying qualified individuals to become directors, in determining the size and composition of the Board of Directors and its committees and in overseeing the evaluation of the Board of Directors and management. It also is charged with developing and maintaining an appropriate set of corporate governance principles for us and generally monitoring developments in corporate governance. During 2004, the Nominating and Governance Committee consisted of Messrs. Acord, Comis and Hutcheson, and held one meeting. Our current Nominating and Governance Committee comprises Messrs. Scoggins, Bachmann and Staehr. Each member of the Nominating and Governance Committee is “independent” as defined by the Nasdaq listing standards.

The Nominating and Governance Committee identifies potential nominees for director, other than potential nominees who are current directors standing for reelection, through business and other contacts. During 2004, the Nominating and Governance Committee’s responsibility to identify and recommend individuals to serve as directors was subject to the right of our former largest stockholder to designate two individuals for consideration as director nominees under the stockholders’ agreement described in this proxy statement under “Certain Transactions.” In connection with the reorganization of our company on March 15, 2005, our shares of old common stock were canceled, and the stockholders agreement is no longer effective.

It is the policy of the Nominating and Governance Committee to consider director nominees recommended by our stockholders in accordance with the procedures described in our Bylaws. Any stockholder entitled to vote for the election of directors at a meeting of stockholders may recommend a person or persons for consideration as a nominee or nominees for election to our Board of Directors by sending written notice by mail, c/o Corporate Secretary, Trico Marine Services, Inc., 2401 Fountainview, Suite 920, Houston, Texas 77057, provided that such stockholder is a stockholder of record at the time of giving of the notice. The notice must be received 30 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders (in the case of an annual meeting) or not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first (in the case of a special meeting) and set forth:

•	the information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

In addition, the stockholder must provide:

•	his or her name and address, as they appear on our books and records;

•	the number of shares of our new common stock that he or she beneficially owns;

The stockholder should also include an affidavit signed by the proposed nominee certifying that he or she meets the qualifications necessary to serve as a director.

Stockholder recommendations for nominees to be considered at the 2006 annual meeting of stockholders will only be considered by the Nominating and Governance Committee if received no later than March 31, 2006 (the 30th calendar day before the anniversary date of the proxy statement for the 2005 annual meeting).

The Nominating and Governance Committee believes that nominees to our Board of Directors must meet the following minimum qualifications: The nominee must have achieved significant success in business or have extensive financial expertise, must be committed to representing the long-term interests of our stockholders in the aggregate, and must have high ethical and moral standards and integrity. The committee evaluates a potential nominee in relation to all nominees by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee has experience as a board member of a U.S. publicly-held company, and with regard to any prior board experience the history, nature and overall contribution to such board;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of all of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.

In addition, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, the committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. Each of the nominees for director at the 2005 annual meeting of stockholders is a current director standing for re-election.

Our current Board of Directors was selected by an Ad Hoc Committee of our former bondholders, representing approximately 80% of our then-outstanding bonds, and approved by the bankruptcy court in connection with our exit from bankruptcy on March 15, 2005. Pursuant to the plan of reorganization, our former bondholders exchanged their bonds for all of the new common stock in the reorganized company (before giving effect to the exercise of the warrants and awards granted under our long-term incentive plan). Because the current Board of Directors was selected in March 2005 by a significant number of our existing common stockholders, the Nominating and Governance Committee deemed it appropriate to recommend for re-election at the annual meeting the two directors whose term expires in 2005.

During 2004, we paid a fee to a third party to assist us in the identification and evaluation of potential nominees for our reorganized board of directors. The Nominating and Governance Committee may in the future choose to retain a professional search firm to identify potential nominees for director.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which sets forth each committee’s purposes, responsibilities and authority. The Board of Directors has also adopted Corporate Governance Guidelines, a Proper Business Practices and Ethics Policy (which includes complaint procedures for financial, accounting and audit matters) and a Financial Code of Ethics for Senior Officers. These committee charters, guidelines, codes and procedures are available on our website at www.tricomarine.com. You may also contact us at (713) 780-9926 for paper copies free of charge. Changes to or material waivers of our Financial Code of Ethics will be immediately disclosed via our website at www.tricomarine.com.

Compensation of Directors

In 2004, each non-employee director received an annual fee of $25,000, plus $1,000 for each Board or committee meeting attended. In April 2004, the Company’s former Chairman of the Board resigned and Mr. Compofelice became our Non-Executive Chairman of the Board. For his services as Non-Executive Chairman of the Board, Mr. Compofelice received $20,000 each month. The chairmen of our three standing Board committees respectively received $1,250 per quarter for their service on these committees. In 2004, each non-employee director was awarded 5,000 shares of common stock immediately following our 2004 annual meeting of stockholders. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Beginning on March 15, 2005, each non-employee director (except our Non-Executive Chairman) will receive an annual fee of $25,000. Our Non-Executive Chairman will receive a monthly fee of $20,000. The chairman of the Audit Committee will receive an additional annual fee of $20,000 payable quarterly in advance, and the chairman of each of the Nominating and Governance Committee and the Compensation Committee will each receive an additional annual fee of $5,000 payable quarterly in advance. All of our non-employee directors will receive $1,500 for each Board or committee meeting, including attendance by telephone. Additionally, each non-employee director will receive $1,500 for each day of international travel required in connection with board services. On March 15, 2005, we issued 5,000 shares of restricted stock to each of our non-employee directors. Annual grants of stock options, restricted stock or other awards under our equity compensation plan shall be determined concurrent with our annual meeting of stockholders. All directors will continue to be reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Executive Sessions; Communications with the Board; Meeting Attendance

Our Board of Directors has adopted a policy providing that the independent directors will meet in executive session at each regularly scheduled Board meeting, or more frequently if necessary. The independent directors have designated Mr. Scoggins as the lead director to preside at executive sessions.

Any stockholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to c/o Corporate Secretary, Trico Marine Services, Inc., 2401 Fountainview, Suite 920, Houston, Texas 77057. The Corporate Secretary will forward the stockholder’s communication directly to the appropriate director or directors.

In 2004, our Board of Directors adopted guidelines that recommends all directors personally attend each annual and special meeting of our stockholders. All of our directors, with the exception of Mr. Comis, attended the 2004 annual meeting of stockholders.

SECURITIES OWNERSHIP

Securities Ownership of Management

The following table is based on reports filed with the SEC and sets forth, as of March 31, 2005, the beneficial ownership of new common stock of our directors and five highest compensated executive officers and all directors and executive officers as a group, as determined in accordance with SEC rules. Unless otherwise indicated, the securities are held with sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares(1)(2)	Percent of Class
Joseph S. Compofelice	72,812	*
Richard A. Bachmann	5,000	*
Thomas E. Fairley	63,668	*
Per F. Staehr	5,000	*
Myles W. Scoggins	5,000	*
Kenneth M. Burke	5,000	*
Edward Hutcheson, Jr.(3)	9,420	*
Trevor Turbidy	39,120	*
Geoff A. Jones	8,540	*
David M. Wallace	8,054	*
Kenneth W. Bourgeois	8,000	*
All directors and officers as a group (11 persons)	227,910	2.2%

*	Less than one percent.
(1)	Includes the following number of shares subject to options that are currently or will become exercisable within 60 days of the date of this proxy statement: Mr. Fairley, 62,500; Mr. Turbidy, 37,500; Mr. Bourgeois, 8,000; Mr. Jones, 8,000; and Mr. Wallace, 8,000.
(2)	Includes the following number of shares subject to warrants that are currently or will become exercisable within 60 days of the date of this proxy statement: Mr. Compofelice, 1,212; Mr. Fairley, 1,168; Mr. Turbidy, 1,620; Mr. Jones, 540; Mr. Wallace, 54; and Mr. Hutcheson, 1,740.
(3)	Includes 94 shares beneficially owned by Mr. Hutcheson’s spouse. Mr. Hutcheson disclaims beneficial ownership of these shares.

Securities Ownership of Certain Beneficial Owners

The following table is based solely on reports filed with the SEC and indicates the beneficial ownership, as of April 15, 2005, of our common stock by each person known by us to beneficially own more than 5% of our outstanding common stock as determined in accordance with SEC rules. Unless otherwise indicated, the shares are held with sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Kistefos AS, Stranden 1,N-0250 Oslo, Norway	2,121,600	(1)	21.2%

Christen Sveaas, Stranden 1, N-0250 Oslo, Norway	2,121,600	(1)	*

Merrill Lynch & Co., Inc.	1,982,154	(2)	19.76%
World Financial Center, North Tower, 250 Vesey Street
New York, New York 10381

American International Group, Inc.	1,146,000	(3)	11.46%
70 Pine Street
New York, New York 10270

AIG Global Asset Management Holdings Corp.	1,146,000	(3)	*
70 Pine Street
New York, New York 10270

AIG Global Investment Corp.	1,146,000	(3)	*
175 Water Street
New York, New York 10038

Moore Capital Management Inc., 1251 Avenue of the Americas,	784,800	(4)	7.8%
New York, New York 10020

ML BOND: HIGH INCOME PORTFOLIO	641,680	(5)	6.40%
800 Scudders Mill Road
Plainsboro, New Jersey 08536

(1)	As the sole direct and indirect owner of Kistefos AS, Christen Sveaas is the beneficial owner of 2,121,600 shares of our common stock Christen Sveaas has shared voting and dispositive power with Kistefos AS with respect to the shares it owns due to his ownership control of Kistefos AS.
(2)	Merrill Lynch & Co., Inc. (“ML&Co.”) is a parent holding company. Merrill Lynch Investment Managers (“MLIM”) is an operating division of ML&Co. consisting of ML&Co.’s indirectly-owned asset management subsidiaries, Fund Asset Management, L.P. (“FAM”) and Merrill Lynch Investment Managers, L.P. (“MLIMLP”). FAM and MLIMLP share voting and dispositive power with other MLIM asset management subsidiaries with respect to the 1,982,154 shares.
(3)	American International Group, Inc. (“AIG”) is the parent holding company of AIG Global Asset Management Holding Corp. (“AIGGAM”). AIGGAM is the parent holding company of AIG Global Investment Corp. (“AIGGIC”), an investment advisor. AIG, AIGGAM and AIGGIC share voting and dispositive power with respect to the 1,146,000 shares.
(4)	Moore Capital Management has sole voting and dispositive power with respect to all 784,800 shares that it owns.
(5)	ML BOND: HIGH INCOME PORTFOLIO shares voting and dispositive power with respect to all of the shares that it owns.

Executive Officers

Certain information concerning our executive officers as of the date of this proxy statement is set forth below, except that information concerning Mr. Compofelice is set forth under “Proposal One – Election of Directors.”

Name	Age	Position With Our Company
Joseph S. Compofelice	55	Chairman of the Board and Interim Chief Executive Officer
Trevor Turbidy	37	Vice President and Chief Financial Officer
Kenneth W. Bourgeois	57	Vice President
D. Michael Wallace	52	Vice President, International Business Development
Geoff A. Jones	48	Treasurer and Controller

Trevor Turbidy. Trevor Turbidy has served as Vice President and Chief Financial Officer since August 2003. From November 2000 until May 2002, Mr. Turbidy served as a Director in the Investment Banking Department of Credit Suisse First Boston. From 1991 until November 2000, Mr. Turbidy held various positions leading up to being a Director in the Investment Banking Department of Donaldson, Lufkin & Jenrette.

Kenneth W. Bourgeois. Kenneth W. Bourgeois has served as one of our Vice Presidents since October 1993. Mr. Bourgeois served as our Controller from October 1993 to June 2002, and also served as the Controller of our predecessor company from December 1981 to October 1993. Mr. Bourgeois is a Certified Public Accountant.

D. Michael Wallace. D. Michael Wallace has served as our Vice President, International Business Development since November 2002. From January 2000 to November 2002, Mr. Wallace was Vice President of Marine Logistics with ASCO US LLC. From December 1996 to December 1999, Mr. Wallace was General Manager for Tidewater Marine, Inc. in Venezuela.

Geoff A. Jones. Geoff A. Jones has served as our Treasurer since March 2005 and Controller since February 2004. From April 2002 to February 2004, Mr. Jones was in private consulting practice. From December 2001 to April 2002, Mr. Jones was Controller of Aggreko, Inc. From May 2001 to December 2001, Mr. Jones was Chief Financial Officer of Sunland Construction, Inc. From February 2000 to May 2001, Mr. Jones was Controller of Petroleum Helicopters, Inc.

Code of Ethics

We have adopted a Financial Code of Ethics (this “Financial Code”), which satisfies the requirements for a code of ethics under SEC rules and regulations. The Financial Code contains the ethical principles by which the chief executive officer, chief financial officer (or other principal financial officer), controller (or other principal accounting officer) and other senior financial officers (the “Senior Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers must also comply with our Proper Business Practices and Ethics Policy. If any substantive amendments are made to the Financial Code or if we grant any waiver, including any implicit waiver, from a provision of the Financial Code, we will disclose the nature of such amendment or waiver within four business days on our Internet website at www.tricomarine.com. Copies of the Financial Code and the Proper Business Practices and Ethics Policy are available on the investor relations page of our Internet website.

EXECUTIVE COMPENSATION

Annual Compensation

The following table sets forth all cash compensation, options and restricted stock granted for the three years ended December 31, 2004, to our five most highly compensated executive officers.

Name and Principal Position	Annual Compensation					Long-Term Compensation Awards				All Other Compensation(2)
	Year	Salary	Bonus	Other Annual Compensation(1)		Restricted Stock Awards($)			No. of Shares Underlying Options Granted
Thomas E. Fairley(3) President and Chief Executive Officer	2004 2003 2002	$341,667 300,000 300,000	$62,500 — —	$	— — —	$	— — —		— — 34,000	$6,697 6,677 6,302

Trevor Turbidy(4) Vice President and Chief Financial Officer	2004 2003 2002	$211,667 67,500 —	$62,500 — —	$	— — —	$	— 144,600 —	(5)	— 25,000 —	$1,507 348 —

Kenneth W. Bourgeois Vice President	2004 2003 2002	$157,500 157,500 142,500	$18,750 — 12,000		$20,839 — —	$	— — —		— — 10,000	$5,885 4,691 3,878

D. Michael Wallace Vice President of International Business Development	2004 2003 2002	$145,000 145,000 —	$18,750 — —		$23,210 — —	$	— — —		— — —	$3,627 2,179 —

Geoff A. Jones Controller	2004 2003 2002	$114,583 — —	$18,750 — —	$	— — —		$46,000 — —	(6)	— — —	$1,703 — —

(1)	Mr. Wallace received perquisites of $23,210 during 2004, of which, $13,154 relates to automobile reimbursement payments. All other perquisites and other personal benefits paid to each listed officer in any of the years presented did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus for that year.
(2)	For each year, “All Other Compensation” includes the aggregate value of matching contributions to our 401(k) plan and the value of term life insurance coverage provided. During 2004: (i) matching contributions to our 401(k) plan were: Mr. Fairley—$5,000; Mr. Bourgeois—$4,650; Mr. Wallace—$2,492; and Mr. Jones—$885; and (ii) the value of term life insurance coverage provided was: Mr. Fairley—$1,697; Mr. Turbidy—$1,507; Mr. Bourgeois—$1,235; Mr. Wallace—$1,135; and Mr. Jones—$881.
(3)	On September 1, 2004, Mr. Fairley’s annual base salary was increased from $300,000 to $425,000.
(4)	On September 1, 2004, Mr. Turbidy’s annual base salary was increased from $180,000 to $275,000.
(5)	Mr. Turbidy was granted 60,000 shares of restricted stock on August 18, 2003. The restricted stock vests in annual 33% increments, beginning on the first anniversary of the date of grant. The value of the restricted stock granted in 2003 is based on the closing price of our new common stock on the date of grant, which was $2.41. Mr. Turbidy’s restricted stock was converted into warrants for our new common stock on March 15, 2005.
(6)	Mr. Jones was granted 20,000 shares of restricted stock on February 2, 2004. The restricted stock vests in annual 33% increments, beginning on the first anniversary of the date of grant. The value of the restricted stock granted in 2004 is based on the closing price of our new common stock on the date of grant, which was $2.30. Mr. Jones’ restricted stock was converted into warrants for our new common stock on March 15, 2005.

AGGREGATE OPTION EXERCISES DURING 2004 AND OPTION VALUES AT YEAR END

Name	Shares Acquired on Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options at Year End (#)	Value of Unexercised In-the-Money Options at Year End(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Thomas E. Fairley	—	$—	131,000/17,000	—/—
Trevor Turbidy	—	—	6,250/18,750	—/—
Kenneth W. Bourgeois	—	—	73,000/5,000	—/—
D. Michael Wallace	—	—	5,000/5,000	—/—
Geoff A. Jones	—	—	—/—	—/—

Employment Contracts

Employment Agreement With Thomas E. Fairley

As previously announced, on March 31, 2005, Thomas E. Fairley, our President and Chief Executive Officer and a member of our Board of Directors, terminated his employment with our company and resigned from the Board of Directors. Mr. Fairley’s employment agreement (the “Fairley Agreement”) provided for an annual base salary of $425,000. Mr. Fairley was eligible to participate in our annual cash incentive plan as approved from time to time by the Board in amounts determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board. Mr. Fairley was also entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of our company. The Fairley Agreement also contained certain non-competition and non-disclosure provisions that were effective throughout the term of Mr. Fairley’s employment and are effective for a period of one year thereafter. Following Mr. Fairley’s termination of his employment, he has the right to exercise his options to purchase up to 62,500 shares of our common stock at an exercise price of $11.00 per share until June 30, 2005 (or for a period of one year following Mr. Fairley’s death if he dies prior to June 30, 2005).

Employment Agreement With Trevor Turbidy

We entered into an employment agreement with Mr. Turbidy (the “Turbidy Agreement”) on March 15, 2005. Pursuant to the terms of the Turbidy Agreement, Mr. Turbidy will receive an annual base salary of $275,000. Mr. Turbidy will also be eligible to participate in our annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board. Mr. Turbidy will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of our company. The Turbidy Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Turbidy’s employment and for a period of one year thereafter.

The Turbidy Agreement is effective for a term of one year beginning on March 15, 2005, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If the Mr. Turbidy’s employment is terminated by us prior to expiration of the term, then, upon his termination, regardless of the reason therefor, all compensation and benefits to Mr. Turbidy shall terminate with the termination of his employment. However, if Mr. Turbidy is terminated by us for any reason other than his death, disability, or cause, or if Mr. Turbidy terminates his employment with us for good reason, then, upon his termination, Mr. Turbidy will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of (A) one year of his annual base salary at the rate in effect on the date of termination of his employment and (B) any bonus that Mr. Turbidy has earned and accrued as of the date his employment with us is terminated, (ii) all of the outstanding stock options, restricted stock awards and other equity based awards granted by us to Mr. Turbidy shall become fully vested and immediately exercisable on the date his employment with us is terminated, and (iii) health coverage (collectively, the “Turbidy Termination Benefits”), except that if Mr. Turbidy is terminated within twelve months after a change in control occurs, then the Turbidy Termination Benefits will be reduced by an amount equal to one year of his annual base salary at the rate in effect on the date of such change in control.

Severance and Change of Control Agreements

We have severance agreements with Kenneth W. Bourgeois, Trevor Turbidy, Thomas E. Fairley and certain other employees of our company. The agreements provide for severance payments to the employees in the event they are terminated by us as the result of a change in control or for any reason other than for cause (as defined in the agreements). The severance payment is a year’s salary, payment of any bonus owed and continuation of non-cash benefits for 12 months.

We awarded time-based stock options to Messrs. Compofelice, Fairley and Turbidy under our 2004 Stock Incentive Plan, which awards provide for the acceleration of vesting of 100% of their respective time-based stock options upon a change in control of our company. Messrs. Fairley and Turbidy also were awarded performance-based stock options under our 2004 Stock Incentive Plan, which awards provide for the acceleration of vesting of 100% of their respective performance-based stock options upon a change in control of our company that occurs within thirty-six months after the grant date.

We have a retirement agreement with Joseph S. Compofelice. The retirement agreement provides for a retirement benefit of $20,000 per month for a period of twelve months after ceasing to serve as chairman of the board for any reason other than for cause or voluntary resignation before March 15, 2007. Mr. Compofelice’s retirement agreement also provides that he is entitled to certain retirement benefits upon a change in control of our company provided that he has continuously served as Chairman of the Board from the date of the retirement agreement until the date immediately prior to the date upon which the change in control occurs.

The employees are prohibited during their employment and for one year thereafter from engaging in a competitive business with us, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2004 were Messrs. Compofelice, Martin and Sheehy. Messrs. Martin and Sheehy are no longer members of our Board of Directors or the Compensation Committee. None of our executive officers served in 2004 as a director or member of the compensation committee of another entity whose executive officers served as one of our directors or on the Compensation Committee.

COMPENSATION COMMITTEE REPORT

General

The Compensation Committee, which is currently comprised of three independent directors, oversees the compensation of our key employees and administers our incentive compensation plans. No member of the Compensation Committee is a former or current officer or employee.

The compensation of our executive officers is designed to attract and retain executive talent and to align the compensation of our executives with our success. Toward that end, our executive compensation program has been structured to: (i) provide a total compensation package that is competitive with the compensation of executives holding similar positions at comparable firms; (ii) reward individual and our overall performance; and (iii) link executive compensation to achievement of our long-term and short-term strategic goals.

Key Employee Retention Program

During 2004, while we were initiating our reorganization under Chapter 11, the Compensation Committee established a key employee retention program (the “KERP Plan”) designed to retain our key employees. The KERP Plan provides for cash bonuses to be paid to certain individuals at certain dates in connection with and following our reorganization under Chapter 11 provided that such individuals remain employees of our company. Under the KERP Plan, cash bonuses were paid during December 2004 and March 2005 to Mr. Fairley (in the aggregate amount of $125,000), Mr. Turbidy (in the aggregate amount of $125,000), Mr. Bourgeois (in the aggregate amount of $37,500), Mr. Wallace (in the aggregate amount of $37,500) and Mr. Jones (in the amount of $62,500). Additionally, an aggregate of approximately $187,212 was paid to 13 other employees of our company. Future cash bonuses will be paid to participants employed by us in September 2005 and March 2006.

Base Salary and Annual Incentive Compensation

Base Salary.    The Compensation Committee establishes the base salaries of our key employees at levels it deems necessary to attract and retain executive talent. Generally, base salaries for executives are reviewed annually and, if appropriate, adjusted based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

Annual Cash Incentive Compensation.    We may pay annual cash incentive bonuses to our key employees in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals. The Board views EBITDA (earnings before interest, taxes, depreciation and amortization) growth as our primary short-term strategic goal. The Compensation Committee did not grant any cash incentive bonuses to our executive officers in 2004 except for the key employee retention program discussed above.

Stock-Based Incentive Compensation.    Based on our recent performance and market conditions, the Compensation Committee did not award any stock-based compensation in 2004, with the exception of the restricted stock granted to our Controller, Geoff A. Jones and one other individual, upon their commencement of employment.

Position Regarding Compliance with Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of the five highest compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deductibility cap in 2004, the Compensation Committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

Compensation for the Chief Executive Officer

Mr. Fairley’s annual base salary was increased from $300,000 to 425,000 in 2004. His base salary was increased after considering various factors, including annual base salaries paid to similarly situated executives at comparable companies, his experience and the extent to which his total compensation package is at risk under incentive compensation programs. Although we increased Mr. Fairley’s salary in 2004, we did not pay a cash incentive bonus or grant any restricted stock or stock options to Mr. Fairley in 2004 other than the $125,000 cash bonus paid to Mr. Fairley under the KERP Plan. Based on our financial performance in 2004, we determined that no cash incentive bonuses or grants of restricted stock were warranted.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee

Kenneth M. Burke	Edward C. Hutcheson, Jr., Chairman	Myles W. Scoggins

AUDIT COMMITTEE REPORT

During 2004, the Audit Committee was comprised of three members of our Board of Directors, Messrs. Compofelice, Acord and Hutcheson. Beginning on March 15, 2005, the Audit Committee is comprised of three members of our Board of Directors, Messrs. Burke, Bachmann and Hutcheson. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter is annually reassessed and updated as needed in accordance with applicable rules of the SEC and Nasdaq. Each of the present members of the Audit Committee meets the current Nasdaq independence standards and the independence standard set forth in the Securities Exchange Act of 1934.

Earlier this year, in preparation for the filing with the SEC of the company’s annual report on Form 10-K for the year ended December 31, 2004, the Audit Committee:

•	reviewed and discussed our audited financial statements with management and the company’s independent auditors;

•	discussed separately with management and the company’s independent auditors and the adequacy and integrity of the company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the company’s financial disclosure and the extent to which major recommendations or changes made by the company’s independent auditors or the internal auditors have been implemented or resolved;

•	obtained and reviewed a report by the company’s independent auditors describing: (i) its internal quality-control procedures; (ii) any material issues raised by: (A) its most recent internal quality-control review or peer review, or (B) any inquiry or investigation by governmental or professional authorities respecting one or more independent audits performed by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the company to assess the independent auditors’ independence;

•	obtained and reviewed reports from the company’s independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, their ramifications and the preferences of the company’s independent auditors; and (iii) other material written communications between the independent auditors and management;

•	reviewed the overall scope and plans for the audit and the results of the examination with its independent auditors;

•	reviewed all fees paid to the independent auditors and considered whether the rendering of non-audit services is compatible with maintaining the independence of such independent auditors. These fees are described immediately following this report;

•	reviewed with the company’s independent auditors the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 (Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications); and

•	received and reviewed the written disclosures and the letter from the company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the independent auditors their independence from the company.

Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2004.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Management is responsible for the company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the company’s financial statements.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the company’s financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee

Kenneth M. Burke, Chairman	Richard A. Bachmann	Edward C. Hutcheson, Jr.

Independent Registered Public Accounting Firm Fees

PricewaterhouseCoopers LLP has billed us the following amounts for professional services rendered during each of the fiscal years represented:

	Fiscal Year Ended December 31,
	2004	2003
Audit Fees(1)	$800,508	$281,250
Audit Related Fees(2)	$300,123	$42,738
Tax Fees(3)	$128,042	$162,202
All Other Fees(4)	$35,587	$4,115

(1)	Reflects fees for services rendered for the audit of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year. Includes $202,162 for audit services related to our reorganization. Also includes fees related to PricewaterhouseCoopers LLP’s audit of our internal controls over financial reporting, which is required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Includes $202,162 in 2004 for services related to our reorganization.
(3)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	Reflects fees for all other services not included in the figures above. PricewaterhouseCoopers LLP did not perform any non-audit services for us specified in Rule 2-01(c)(4)(i)-(ix) of Regulation S-X.

Pre-Approval Process

All of the services performed by PricewaterhouseCoopers LLP in 2004 were pre-approved by the Audit Committee. Any requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings.

PERFORMANCE GRAPH

The graph below compares the yearly change in the cumulative total stockholder return on our new common stock with the total return on the S&P 500 Index and our Peer Group Index for the five-year period from December 31, 1999 to December 31, 2004, in each case assuming the investment of $100 on December 31, 1999 and the reinvestment of all dividends for the period indicated. Our Peer Group Index consists of Petroleum Helicopters, Inc. (PHEL), Offshore Logistics, Inc. (OLG), Tidewater Inc. (TDW) and SEACOR Holdings Inc. (CKH).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG TRICO MARINE SERVICES, INC.,

S&P 500 INDEX AND PEER GROUP INDEX

Assumes $100 initial investment

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding performance information shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent this information is specifically incorporated by reference therein.

CERTAIN TRANSACTIONS

In April 1999, in connection with the private sale of shares of our common stock to Inverness/Phoenix Partners LP and its affiliated investment partnerships (the “Funds”), we entered into a stockholders’ agreement which granted registration rights and the power to name Board nominees to such investors. Under the stockholders’ agreement, the Funds were entitled to designate two Board nominees so long as they owned, in the aggregate, at least 4,000,000 shares of our old common stock. If the Funds owned, in the aggregate, less than 4,000,000 of our old common shares but at least 500,000 shares, they were entitled to propose one nominee. In connection with the reorganization of our company on March 15, 2005, the shares of old common stock held by the Funds were canceled, and the stockholders’ agreement is no longer effective.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. To the best of our knowledge, all required forms were timely filed with the SEC during 2004.

PROPOSAL TWO: RATIFY THE RETENTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, which selection is submitted to our stockholders for ratification. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of the voting power present or represented at the annual meeting, the selection will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE AND YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO RATIFY THE RETENTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

By Order of the Board of Directors

Geoff A. Jones

Corporate Secretary

Houston, Texas

April 29, 2005

Appendix A

TRICO MARINE SERVICES, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) is established by the Board of Directors (the “Board”) of Trico Marine Services, Inc. (the “Company”) to assist the Board in its fiduciary responsibilities to the Company’s stockholders (the “Stockholders”). The Committee’s function is an oversight role relating to the Company’s financial statements and accounting practices. In particular, the purpose of the Committee is to serve as an independent and objective body to:

•	oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the independent external auditor’s (the “Auditors”) qualifications and independence;

•	oversee the performance of the Company’s internal audit function and the Auditors;

•	oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that the Company’s management (“Management”) and the Board have established;

•	facilitate an open avenue of communication among the Auditors, financial and senior management, the internal auditing department, and the Board, with the Auditors being accountable to the Committee; and

•	perform such other duties as are directed by the Board.

In its oversight function, the Committee is neither intended nor equipped to guarantee to the Board, the Stockholders or any other person the accuracy and quality of the Company’s financial statements and accounting practices. Proper accounting, financial reporting, and audit functions are a collaborative effort among internal and external professionals.

The Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement relating to its annual meeting of the Stockholders.

Organization, Composition and Qualification

The Committee shall be comprised of no fewer than three “independent” members of the Board, as such term is defined from time to time by the listing standards of any applicable stock exchange or national market system (or, if no such standards are applicable, the Nasdaq) and by applicable regulations of the SEC and shall meet any other applicable independence requirements of the SEC and any applicable stock exchange or national market system (or, if no such requirements are applicable, the Nasdaq). Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from Management and the Company. A Chairperson shall be designated by the Board from among the members of the Committee or, if no such designation is made by the Board, a Chairperson shall be selected by the affirmative vote of the majority of the Committee.

No member shall serve on an audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. The members of the Committee shall be financially literate with at least one being a “financial expert” as defined from time to time by applicable regulations of the SEC. Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

Accountability of the Auditors

The Auditors are accountable to the Committee. The Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company’s Auditors. The Committee, or a member thereof, must pre-approve any non-audit service provided to the Company by the Company’s Auditors.

Authority and Responsibilities

The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Committee shall have the authority to retain professional advisors including, without limitation, legal counsel, accounting experts, or other consultants to advise the Committee, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Committee deems necessary and advisable. The Committee may require any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel, and the Company’s Auditors to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. The Committee chairperson, or other designee of the Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Committee shall be responsible for the resolution of any disagreements between the Auditors and Management regarding the Company’s financial reporting.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditors employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any special legal counsel, accounting experts or other consultants or adviser employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

In connection with the purpose, powers and responsibilities set forth above, the Committee shall also:

Independent Auditors

1.	Annually select and engage the Company’s Auditors retained to audit the financial statements of the Company.

2.	Review and pre-approve the plan and scope of the Auditors’ auditing services (including comfort letters), non-audit services and related fees. The Company shall disclose any non-audit services approved by the Committee in the Company’s periodic reports filed with the SEC.

3.	Review the performance of the Auditors and approve any proposed discharge of the Auditors when circumstances warrant.

4.	Ensure that the lead audit partner and reviewing audit partner of the Company’s Auditors are rotated at least every five years.

5.	Set clear hiring policies for employees or former employees of the Company’s Auditors.

6.	At least annually, obtain and review a report by the Auditors describing the Auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditors’ independence) all relationships between the Auditors and the Company.

7.	Periodically obtain and review reports from the Auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with Management, their ramifications and the preferences of the Auditors; and (iii) other material written communications between the Auditors and Management.

Review

8.	Review and approve the appointment, termination or replacement by Management of a Director of Internal Auditing, if any, or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department. Direct the scope of the duties and activities of the Director of Internal Auditing or any outside auditors serving as internal auditors, who shall report directly to the Committee, and periodically meet and review with the Director of Internal Auditing the regular internal reports to Management prepared by the internal auditing department and the progress of activities and any findings of major significance stemming from internal audits.

9.	Review with Management and the Auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and matters required to be reviewed under applicable legal or regulatory requirements or the requirements of any applicable stock exchange (or, if no such requirements are applicable, The Nasdaq National Market (the “Nasdaq”)) prior to the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, or prior to the release of earnings.

10.	Discuss with financial management the Company’s earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

11.	Regularly review with the Company’s Auditors any audit problems or difficulties and Management’s response.

12.	Review and consider with the Auditors and Management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

13.	Based on the foregoing review, make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

Financial Reporting Processes

14.	Periodically discuss separately with Management, the Auditors and the internal auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations or changes made by the Auditors or the internal auditors have been implemented or resolved.

Process Improvement

15.	Establish regular and separate systems of reporting to the Committee by each of Management, the Auditors and the Director of Internal Auditing, if any, regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

16.	Conduct annual evaluation with the Board regarding the performance of the Committee.

17.	Discuss with Management and the Director of Internal Auditing, if any, policies with respect to risk assessment and risk management.
18.	Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing these duties.

Adequate Insurance Coverage

19.	Conduct and annual evaluation of the Company’s insurance coverage relating to its vessels and other assets to ensure that such insurance coverage is adequate.

Ethical and Legal Compliance

20.	Establish procedures for the receipt, retention, treatment and investigation of complaints received regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
21.	Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, including that which involves Management or other employees who have a significant role in the Company’s internal controls.

General

22.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of any applicable stock exchange or national market system (or, if no such rules are applicable, the Nasdaq) applicable to its listed companies, and governing law as the Committee or the Board deems necessary or appropriate.
23.	Conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and to approve all such transactions.

Meetings and Structure

The Committee shall meet at least four times per year to review the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary. The Committee should meet separately, periodically, with Management, internal auditors (or other personnel responsible for the internal audit function) and the Auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately. Management, the Auditors, outside counsel and other persons may attend each meeting or portions thereof as required or permitted by the Committee.

Regular meetings of the Committee shall be held at such times as determined by resolution of the Board or the Committee. A special meeting of the Committee shall be called by resolution of the Board or by the Secretary or Assistant Secretary of the Company upon the request of the Chairperson or a majority of the members of the Committee. A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. When appropriate, the Committee may meet by telephone or video conference and may take action by written consent.

Review of Committee Charter

At least annually, the Audit Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

ANNEX 1

HIRING GUIDELINES FOR

INDEPENDENT AUDITORS’ EMPLOYEES

The Audit Committee has adopted the following guidelines regarding the hiring by the Company of its independent auditors’ employees. For the purposes of these guidelines, the independent auditors’ employees shall include any partner, director, manager, staff, advising member, reviewing actuary, reviewing tax professional and any other person having the responsibility for providing audit assurance to the independent auditors in any way for the certification of the Company’s financial statements. Audit assurance includes all work that results in the expression of an opinion on financial statements.

1.	No member of the independent auditors’ audit team that is auditing the Company can be hired by the Company for a period of two years following such audit.

2.	No former employee of the independent auditors may sign an SEC filing on behalf of the Company for five years following employment with the independent auditors.

3.	No former employee of the independent auditor may be named an officer of the Company for three years following employment by the independent auditors.

4.	The Audit Committee must approve all executive level and higher hires from the independent auditors.

The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

ANNEX 2

PROCEDURE FOR COMPLAINTS

REGARDING ACCOUNTING MATTERS

The Audit Committee has adopted the following procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters; and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

1.	The Company will create and post on its website designated mail and e mail addresses for receiving complaints regarding accounting, internal accounting controls or auditing matters.

2.	Copies of each complaint submitted shall be sent to a designated recipient, which may be a member of the Audit Committee, counsel to the Company, or other designated person, and who will be identified by the Company from time to time (the “Designated Recipient”).

3.	Each complaint will be tracked and handled by the Designated Recipient at the direction of the Chairman of the Audit Committee, as appropriate.

4.	The Audit Committee shall receive periodic updates on the status of each complaint.

5.	The Audit Committee has the right to request alternative treatment for any complaint addressed to it. Such alternative treatment may include the retention of outside counsel or other advisors to participate in any part of the process of resolving the complaint.

6.	No retaliation or other adverse action against an employee submitting a complaint in good faith under these procedures shall be allowed by the Company.

The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

THE NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW, AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2005.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of Directors

FOR all nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY for all nominees listed below

2. Ratification of the retention of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2005

FOR AGAINST ABSTAIN

3. In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof

Please mark this box ONLY if stock owned of record or beneficially by you is owned or controlled by persons who are not U.S. citizens.

01 Richard A. Bachmann

02 Kenneth M. Burke

INSTRUCTIONS: To withhold authority to vote for either nominee, strike a line through the nominee’s name listed below.

A person is not a U.S. citizen if such person (including an individual, a partnership, a corporation, a limited liability company or an association) is (1) any foreign government or representative thereof; (2) any corporation, the chief executive officer by any title or chairman of the board of directors of which is a not a U.S. citizen, or of which more than a minority of the number of its directors necessary to constitute a quorum are not U.S. citizens; (3) any corporation organized under the laws of any foreign government; (4) any corporation of which 25% or greater interest is Owned Beneficially or of record, or may be voted by, one or more persons who are not U.S. citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by one or more persons who are not U.S. citizens; (5) any partnership, limited liability company, or association which is controlled by one or more persons who are not U.S. citizens; or (6) any person (including an individual, partnership, corporation, limited liability company or association) who acts as representative of or fiduciary for any person described in clauses (1) through (5) above.

Date: , 2005

Signature of Stockholder

Additional Signature, if held jointly

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2005. THE PROXY HOLDER NAMED ABOVE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

FOLD AND DETACH HERE

TRICO MARINE SERVICES, INC.

2401 FOUNTAINVIEW, SUITE 920

HOUSTON, TEXAS 77057

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRICO MARINE SERVICES, INC.

The undersigned hereby appoints Trevor Turbidy and Geoff A. Jones as proxies, with full power of substitution, and hereby authorizes either of them to represent and to vote, as designated below, all shares of common stock of Trico Marine Services, Inc. held of record by the undersigned on April 29, 2005, at the annual meeting of stockholders to be held on June 15, 2005, or any postponement(s) or adjournment(s) thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE